Exhibit 99.1

Worksport Signs Term Sheet to Acquire U.S.-Manufactured Truck Bed Accessory Business & Accompanying IP Portfolio

Proposed first acquisition targets revenue growth through cross-selling to Worksport’s U.S. wide dealer network and 50,000+ email targeted customers

Product intended for standalone sales + bundled sales with Worksport’s tonneau covers and scaled through its U.S. manufacturing and distribution network

West Seneca, New York, November 04, 2026 - Worksport Ltd. (Nasdaq: WKSP) (“Worksport” or the “Company”), a U.S.-based innovator and manufacturer of hybrid and clean energy solutions primarily for the light truck, overlanding, and global consumer goods markets, today announced it has signed a term sheet to acquire a growing business with a patented, U.S.-manufactured truck bed accessory already on the market. The proposed acquisition, Worksport’s first, would be a step in the Company’s strategic plan to grow beyond tonneau covers by leveraging its U.S.-based enterprise-level manufacturing infrastructure toward a broader range of products. It is intended to create new sales opportunities across the Company’s new and existing customers and distribution channels.

The announcement follows Worksport’s preliminary third-quarter results, reported November 3, which included record net sales of approximately $7.24 million and operating cash use reduced to approximately 5% of net sales. With the core business now converting its investment into sales and cash, the Company is turning to the next step: getting more out of the manufacturing enterprise, distribution channels, and large customer base it has already built.

Proposed Acquisition Highlights

●	Patented and U.S.-manufactured: an established U.S made brand, with intellectual property, already selling in the market

●	Complementary to Worksport’s tonneau covers: a second product for the same truck owner and the same truck bed

●	Built-in path to market: cross-selling to Worksport’s existing customers and distribution partners, and packaging sales with existing Worksport tonneau cover buyers, simultaneously opening up new, larger market opportunities

Why This Business

Worksport’s tonneau covers protect what is in the truck bed. This patented product is designed to make that cargo easier to access. If completed, the proposed acquisition would add a natural companion product for the same customer, sold through the same channels.

Like Worksport’s own products, it is built in America. Worksport designs and manufactures its proprietary tonneau covers in-house at its West Seneca, New York facility, and the proposed acquisition would extend that model to a second product line, with the intent to leverage Worksport’s existing mature infrastructure.

According to SEMA, vehicle owners spent more than $15 billion modifying pickups in 2025, including nearly $4 billion on utility accessories such as racks, toolboxes and covers.

Putting Worksport’s Scale to Work

Worksport already has what a product like this needs to grow: U.S. manufacturing, an established brand and a distribution network that accounted for 50% of September net sales. Its customer database includes more than 50,000 targetable customers acquired through organic growth and paid advertising, in addition to its extensive nationwide distribution network. Management believes selling to existing customers can cost less than acquiring new ones, potentially improving marketing returns and supporting margins over time. Following completion, Worksport intends to bundle the product with its top-selling NEXUS tonneau cover during major promotional periods.

The proposed transaction also points to a broader direction. Worksport sees its established enterprise level manufacturing, distribution and loyal, growing customer base as a platform that can support more than one product type. The Company believes that adding proven, U.S.-made accessories like this one can be a repeatable way to put that platform to work.

Status of the Proposed Transaction

The term sheet is non-binding with respect to the proposed acquisition. Completion remains subject to ongoing due diligence, negotiation and execution of definitive agreements, and satisfaction of applicable closing conditions. There can be no assurance that a definitive agreement will be signed or that the proposed acquisition will be completed. The Company believes it will close on this acquisition in the near term.

CEO Commentary

“Our customers have already shown us that they care about their truck bed and what goes in it,” said Steven Rossi, Founder and Chief Executive Officer of Worksport. “We have spent years building U.S. manufacturing, distribution and a loyal, growing customer base, and this proposed transaction is about putting all three to work. This product found  buyers with one founder and a website. We want to see what it can do with our plant, our channels and our customers. It also shows the industry where we are headed: Worksport is more than a tonneau cover company. As our brand matures, we want to be the natural home for far more than American-made tonneau covers. We have enterprise level infrastructure to build amazing products in the USA and we’re able to begin strategically leveraging that infrastructure to our advantage. Reaching positive operating cash flow remains our first priority, and we believe the platform we have built can do a lot more. This is just the beginning. Sony’s first product was a humble rice cooker; ours is tonneau covers. Like Sony, leveraging our foundational product and infrastructure for growth is the next step in our expansion  towards something much bigger. Brick by brick!”

Stay tuned for more as Worksport continues to expand its product line, and join our mailing list to stay up to date with the latest: Join Worksport’s Newsletter

Contacts

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789-128

W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

Connect with Worksport Chief Executive Officer, Steven Rossi

Steven Rossi LinkedIn |

About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, portable power systems, and clean heating & cooling solutions. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the electric vehicle (EV) sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and Cold-Climate Heat Pump (CCHP) technology. Terravis Energy’s website is terravisenergy.com.

Connect with Worksport

Please follow the Company’s social media accounts on X (previously Twitter), Facebook, LinkedIn, YouTube, and Instagram, the links of which are links to external third-party websites, as well as sign up for the Company’s newsletters at investors.worksport.com.

Social Media Disclaimer

The Company does not endorse, ensure the accuracy of, or accept any responsibility for any content on these third-party websites other than content published by the Company. Investors and others should note that the Company announces material financial information to its investors using its investor relations website, press releases, Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media. The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

Preliminary Results and Operating Metrics

The third-quarter financial information referenced in this release was reported by the Company on November 3, 2026, is preliminary and unaudited, is based on management’s current close, remains subject to the completion of quarter-end review procedures, and may differ from the results to be reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

Operating cash use refers to net cash used in operating activities as presented in the Company’s preliminary condensed consolidated statement of cash flows prepared in accordance with U.S. GAAP. B2B and distribution mix reflects preliminary net sales to business and distribution customers as a percentage of total net sales, as classified by management. Operating cash use as a percentage of net sales is net cash used in operating activities divided by preliminary net sales for the same period. These metrics are not substitutes for recognized net sales and may differ from similarly titled metrics used by other companies.

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. Forward-looking statements in this release include expectations regarding the proposed acquisition, including the completion of due diligence, the negotiation and execution of definitive agreements, the satisfaction of closing conditions and the timing of completion; the integration, manufacturing and sale of the acquired product; cross-selling, bundling and marketing efficiency; future product additions or acquisitions; margins; and progress toward operating cash flow breakeven. When used in this press release, the words “anticipate,” “believe,” “estimate,” “scheduled,” “expect,” “future,” “intend,” “plan,” “project,” “envisioned,” “should,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial situation may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) the Company’s ability to complete due diligence, negotiate and execute definitive agreements and complete the proposed acquisition on acceptable terms or at all; (ii) the Company’s ability to integrate the acquired product and realize anticipated cross-selling and other benefits; (iii) supply chain delays; (iv) acceptance of our products by consumers; (v) delays in or nonacceptance by third parties to sell our products; (vi) competition from other producers of similar products; (vii) production constraints and working-capital requirements; (viii) the Company’s ability to continue reducing operating cash use; and (ix) the availability of financing on acceptable terms. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including, without limitation, our latest Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances, except as required by applicable law.